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                                  EXHIBIT 16.01


                         [Ernst & Young LLP Letterhead]


March 20, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K/A dated February 26, 1998 of Quintiles Transnational Corp. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                              /s/ ERNST & YOUNG LLP